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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Crown Media Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CROWN MEDIA HOLDINGS, INC.
12700 Ventura Boulevard,
Suite 200
Studio City, California 91604

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 24, 2015

To the Stockholders of Crown Media Holdings, Inc.:

        We will hold the annual meeting of stockholders (the "Annual Meeting") of Crown Media Holdings, Inc. ("Crown Media Holdings" or the "Company") at the offices of the Company located at 12700 Ventura Boulevard, Suite 200, Studio City, California 91604, on June 24, 2015, at 9:30 a.m., Pacific Time.

        The purpose of the meeting is to:

  1.
  Elect our 12 board nominees to the Company's board of directors (the "Board");

  2.
  Approve our Chief Executive Officer's and Other Executive Officers' Performance-Based Compensation for IRS Section 162(m) purposes; and

  3.
  Consider any other matters that properly come before the meeting and any adjournments thereof.

        Information concerning the matters to be acted upon at the Annual Meeting is set forth in our Proxy Statement.

        Only stockholders of record of Class A Common Stock at the close of business on April 23, 2015 (the "Record Date") are entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the Annual Meeting at our principal executive office, 12700 Ventura Boulevard, Suite 200, Studio City, California 91604.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on June 24, 2015:
The Company's Proxy Statement and Annual Report on Form 10-K will be available at
www.hallmarkchannel.com/2015annualmeeting.html

        We have elected to furnish our proxy materials over the Internet. On or about May 13, 2015, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Notice contains instructions on how to access and review those documents over the Internet. We anticipate that the Proxy Statement will first be available to stockholders of the Company at our website on or about April 24, 2015. The Notice also instructs you on how to submit your proxy over the Internet. We believe that this process allows us to provide you with the information you need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you would like to receive a printed copy of our proxy materials, you should request such materials no later than June 10, 2015 from the Company's Executive Vice President, Legal and Business Affairs, and General Counsel of the Company at Crown Media Holdings, Inc., 12700 Ventura Boulevard, Suite 200, Studio City, California 91604; (818) 755-2400.

By Order of the Board of Directors
/s/ BRIAN E. GARDNER BRIAN E. GARDNER Secretary

April 24, 2015

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

CROWN MEDIA HOLDINGS, INC.
12700 Ventura Boulevard
Suite 200
Studio City, California 91604

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 24, 2015

        The Board is soliciting proxies (the "Proxies") for use at the Annual Meeting to be held on June 24, 2015 at 9:30 a.m., Pacific Time at offices of the Company located at 12700 Ventura Boulevard, Suite 200, Studio City, California 91604 or at any postponements or adjournments of the Annual Meeting. We anticipate that this Proxy Statement will first be available to stockholders of the Company at our website on or about May 14, 2015.

SOLICITATION OF PROXIES

Voting by Telephone or Internet

        Stockholders of record entitled to vote at the Annual Meeting can simplify their voting and reduce the Company's cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the processes of the bank or broker; therefore, stockholders should follow the voting instructions on the form they receive from their bank or broker.

        Stockholders who elect to vote over the Internet may incur costs such as telecommunication and Internet access charges for which the stockholder is solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Pacific Time on June 23, 2015.

Voting by Mail

        You can only vote by mail if you request and receive a paper copy of the proxy materials and proxy card. The Notice provides instructions on how to do this and you should make your request by June 10, 2015. You may then vote by completing, signing, dating, and returning a proxy card. The proxy card must be received by the close of business on June 23, 2015. The shares represented will be voted in accordance with the directions in the proxy card.

Stockholders Entitled to Vote

        Stockholders of record as of the close of business on April 23, 2015, the Record Date, are entitled to vote at the Annual Meeting. As of the date of this Proxy Statement, 359,675,936 shares of the Company's Class A common stock, par value $0.01 (the "Class A Common Stock") are issued and outstanding. Each share of Class A Common Stock is entitled to one vote and will vote together as a single class. You may not cumulate votes.

Revocation of Proxies

        You may revoke your proxy at any time before it is exercised by (i) providing written notice of revocation to the Company Secretary, (ii) timely delivery of a later dated proxy (including an Internet or telephone vote), or (iii) attending the Annual Meeting and voting in person.

Quorum; Required Vote

        A majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum. Any stockholder that has properly submitted a proxy will be considered part of the quorum.

        Votes that are withheld and abstentions are deemed as present at the annual meeting, are counted for quorum purposes and, except for voting on directors, will have the same effect as a vote against a matter. Broker non-votes, while counted for general quorum purposes, are not deemed to be present and will have no effect with respect to any matter for which a broker does not have authority to vote. A broker non-vote occurs when a broker submits a proxy but chooses not to vote the shares on a "discretionary" matter or is not permitted to vote on "non-discretionary" matters in cases in which the beneficial owner has not instructed the broker how to vote. All matters being presented in this Proxy Statement are considered "non-discretionary."

        The required vote for Proposal 1 is a plurality of the votes cast, with the 12 nominees receiving the highest number of votes cast elected to the Board. The required vote for Proposal 2 is the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, voting as a single class.

Solicitation Costs

        The Company will bear the cost of soliciting proxies. The Company hired Computershare, Inc. to assist in the solicitation of proxies at a cost of approximately $5,000 plus out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of Class A Common Stock. In addition to using the mails, the Company's officers, employees or agents may also solicit proxies in person or by telephone, facsimile or by other means of electronic communication, but they will not be specifically compensated for such services.

Annual Report on Form 10-K

        Stockholders may receive a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 by contacting the Executive Vice President, Legal and Business Affairs, and General Counsel of the Company at Crown Media Holdings, Inc., 12700 Ventura Boulevard, Suite 200, Studio City, California 91604 or by visiting www.hallmarkchannel.com/2015annualmeeting.html.

Stockholders Sharing the Same Address

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability until such time as one or more of these stockholders notifies us that they want to receive a separate Notice of Internet Availability. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

        If you receive a single Notice of Internet Availability as a result of householding and you would like to receive a separate copy, please submit a request to our Executive Vice President, Legal and Business Affairs, and General Counsel at Crown Media Holdings, Inc., 12700 Ventura Boulevard, Suite 200, Studio City, California 91604, and we will promptly send the notice to you. You may also contact the Company's Executive Vice President, Legal and Business Affairs, and General Counsel at the address and phone number above if you receive multiple copies of the Notice of Internet Availability and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

 PROPOSAL 1
ELECTION OF DIRECTORS

        Nominations to our Board are governed by our bylaws. In April 2015, our Board reduced its size from 14 directors to 12 directors, effective for 2015 election of Directors. At the Annual Meeting, stockholders will vote for the election of 12 directors, the nominees for which are listed below. All nominees are currently members of our Board and were nominated for election by the Board. The nominees' terms, if elected, will continue until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees has consented to serve on our Board. If any nominee is unable to serve as a director, the current Board may designate a substitute nominee and the proxies will vote all valid proxy cards for the election of the substitute nominee. In accordance with our bylaws, no other nominees by stockholders for directors (except any nomination by or at the direction of the Board) will be proper at the Annual Meeting. Proxies solicited by the Board will not be voted for more than 12 nominees for the Board.

        Because Hallmark Cards, Incorporated ("Hallmark Cards") holds approximately 90.3% of the Class A Common Stock, through its subsidiaries H C Crown, LLC ("HCC"), a Delaware limited liability company, and Hallmark Cards GmbH, a German entity ("HC Germany"), its vote in favor of the nominees will be sufficient to elect these nominees regardless of the vote of any other stockholders.

BOARD OF DIRECTORS

Board Nominees

        William J. Abbott, age 52, has been President and Chief Executive Officer and a director of Crown Media Holdings since June 1, 2009. Prior to that, Mr. Abbott was Executive Vice President, Advertising Sales, of Crown Media Holdings since January 2000. Prior to that, he was Senior Vice President, Advertising Sales, of Fox Family Worldwide from January 1997 to January 2000. Mr. Abbott was selected as a director nominee because he is the President and Chief Executive Officer of the Company and because of his extensive experience in the television industry and advertising sales.

        Dwight C. Arn, age 64, has been a director of Crown Media Holdings since March 2008. Mr. Arn has been Associate General Counsel of Hallmark Cards, the Company's parent company, since 1989. Additionally, Mr. Arn has been serving as General Counsel of Hallmark International since 1992 and as General Counsel of Crayola LLC since 1995. Mr. Arn began his career at Hallmark Cards in 1976 and has served in various attorney positions. Mr. Arn was selected as a director nominee because of his business and legal experience.

        Robert C. Bloss, age 60, has been a director of Crown Media Holdings since July 2009. Mr. Bloss has been Senior Vice President—Human Resources of Hallmark Cards since March 2008. He was human resources director for the Hallmark Cards retail business from 2005 to 2008. Mr. Bloss has been human resources director for various divisions of Hallmark Cards since 1986, including the product development and marketing divisions. Mr. Bloss is the chairman of the Compensation Committee. Mr. Bloss was selected as a director nominee because of his experience in the areas of human resources and executive compensation.

        William Cella, age 65, has been a director of Crown Media Holdings since March 2008. Mr. Cella is the Chairman and Chief Executive Officer of The Cella Group, a media sales representation company. Before forming The Cella Group in 2008, Mr. Cella led MAGNA Global, a Media Negotiation, Research and Programming Unit of the Interpublic Group of Companies. From 1997 through 2001, Mr. Cella served as Executive Vice President and Director of Broadcast and Programming for Universal McCann North America. From 1994 through 1997, Mr. Cella served as Director of National Broadcast and Programming for McCann-Erickson and, in 1997, was named Executive Vice President of McCann-Erickson for all of North America. Mr. Cella currently serves as a member of the Company's Nominating Committee. Mr. Cella was selected as a director nominee because of his extensive experience with media and advertising.

        Glenn Curtis, age 55, has been a director of Crown Media Holdings since January 2005 and a member of the Audit Committee since April 2015. He has been President of Startz, the parent company of Starz, LLC, since January 2013. Prior to that, he was President of Starz, LLC from February 2012 through January 2013 and Executive Vice President and Chief Financial Officer of Starz LLC from August 2006 to February 2012. Prior to that, he was Vice President of Liberty Media Corporation (a holding company with interests in electronic retailing, media, communications, and entertainment industries) from 2003 to August 2006. Prior to that, he was Executive Vice President and Chief Financial Officer of Starz Entertainment Group (a subsidiary of Liberty Media Corporation providing premium movie networks on television) from 1995 to 2002. Mr. Curtis was selected as a director nominee because of his extensive experience in cable and entertainment companies.

        Steve Doyal, age 66, has been a director of Crown Media Holdings since December 2007. Mr. Doyal has been Senior Vice President of Public Affairs and Communications since 1994 and a corporate officer at Hallmark Cards since 1995. In this position, he oversees the operations of the Hallmark's communications programs, including internal communications and publications, audio-visual communications, media relations, government affairs, and the Hallmark Visitors Center. Prior to that, he served as Media Relations Director from 1993 to 1994 and as Corporate Media Relations Manager from 1988 to 1993. Mr. Doyal was selected as a director nominee because of his experience in communications and media management.

        Brian E. Gardner, age 62, has been a director and Secretary of Crown Media Holdings since January 2004. He has been Executive Vice President and General Counsel of Hallmark Cards since December 2003. From 1996 to 2003, Mr. Gardner was a Managing Partner of Stinson Morrison Hecker, LLP (formerly known as Morrison & Hecker, LLP). Mr. Gardner currently serves as a member of the Company's Nominating Committee. Mr. Gardner was selected as a director nominee because of his business, management and legal experience.

        Timothy Griffith, age 64, has been a director of Crown Media Holdings since June 2012. Mr. Griffith has been Executive Vice President and Chief Financial Officer of Hallmark Cards since December of 2007. He has been in the finance division for Hallmark Cards since joining the company in 1978. In his time with Hallmark, Mr. Griffith has served as a director or manager in a variety of finance areas. He is currently a member of the Compensation Committee of Hallmark. He also serves on the Board of a Kansas City area not-for- profit, Southwest Boulevard Family Health Care. Mr. Griffith was selected as a director nominee because of his extensive business and financial experience.

        Donald J. Hall, Jr., age 59, has been a director and Co-Chairman of the Board of Crown Media Holdings since May 2000. Mr. Hall has been the President and Chief Executive Officer of Hallmark Cards since January 2002 and a member of the board of directors of Hallmark Cards since 1996. Mr. Hall has served in a variety of positions for Hallmark Cards since 1971. Mr. Hall was the Executive Vice President, Strategy and Development from September 1999 until December 2001. Prior to that, Mr. Hall was the Vice President, Product Development, of Hallmark Cards from September 1996 until August 1999. Mr. Hall was selected as a director nominee because of his extensive business and management experience.

        A. Drue Jennings, age 68, has been a director of Crown Media Holdings since June 2006. He served as an Of Counsel at the law firm of Polsinelli PC (formerly known as Shughart, Thomson & Kilroy, P.C.) from October 2004 through November 2012. Mr. Jennings was the interim Athletic Director at the University of Kansas from April 2003 until July 2003. Prior to that, Mr. Jennings was the Chief Executive Officer of Kansas City Power & Light Company from 1988 to 2000 and Chairman of the Board of Kansas City Power & Light Company from 1990 to 2001. Mr. Jennings currently serves as the chairman of the Company's Audit Committee and as a member of the Compensation Committee. Mr. Jennings was selected as a director nominee because of his business experience, financial expertise and his ability to lead the Audit Committee.

        Peter A. Lund, age 74, has been a director of Crown Media Holdings since May 2000. He is the former President and Chief Executive Officer of CBS Inc. and President and Chief executive Officer of CBS Television and Cable. Additionally, Mr. Lund held numerous positions including President of CBS Broadcasting Group, President of CBS Sports, President of CBS Television Stations and President of CBS Television Network. Mr. Lund has served as a director and a member of the Compensation Committee and Audit Committee of DIRECTV and The DIRECTV Group, Inc. (DIRECTV became publicly held in November 2009, at which time The DIRECTV Group, Inc. became a wholly-owned subsidiary of DIRECTV). Mr. Lund also serves as a director of Emmis Communications Corporation (NasdaqGS: EMMS). Mr. Lund currently serves as the chairman of the Company's Nominating Committee and as a member of the Company's Audit Committee. Mr. Lund was selected as a director nominee because of his extensive experience in the television and cable industry.

        Deanne R. Stedem, age 52, has been a director of Crown Media Holdings since March 2003. She has been Associate General Counsel for Hallmark Cards since 1998, managing legal matters for the various entertainment divisions of Hallmark Cards. She served as Senior Attorney for Hallmark Cards from 1989 until 1998. Ms. Stedem currently serves as a member of the Company's Compensation Committee. Ms. Stedem was selected as a director nominee because of her experience in managing entertainment legal matters for divisions of Hallmark Cards.

Director Emeritus

        Herbert A. Granath, age 87, has been a Co-Chairman of the Board and a director of Crown Media Holdings since December 2004. He has been a consultant for Telenet since 2000 and a consultant for Accenture since 2006. He has also been a director of Central European Media Enterprises Ltd. (Nasdaq GS: CETV) since 2001. Mr. Granath was the Chairman of Disney/ABC International Television from 1995 to 2000. Mr. Granath is a member of the Company's Audit and Compensation Committees. Mr. Granath was selected to serve as a director because of his extensive business experience, in particular in the television industry. Following the Annual Meeting, Mr. Granath will no longer serve as a director and Co-Chairman, but will serve as Director Emeritus. In this honorary position, Mr. Granath may attend board meetings and participate in discussion of matters that come before the Board, however he is not a director and is not entitled to vote upon any such matters. Mr. Granath will not receive any fees as Director Emeritus.

Executive Officers

        The following lists our executive officers as of the date of this Proxy Statement and information regarding their principal occupations during at least the last five years.

        William J. Abbott, please see information above under "Directors".

        Edward Georger, age 49, has been Executive Vice President, Advertising Sales and Digital Media January 2011. Prior to that, Mr. Georger was Executive Vice President of Advertising Sales from June 2009 to January 2011 and Senior Vice President, Advertising Sales from February 2000 to June 2009. Prior to joining the Company, Mr. Georger was Vice President of Eastern Sales, for Family Channel and Fox Family Channel.

        Laura Lee, age 41, has been Executive Vice President of Distribution since March 2013. Prior to that, she was Senior Vice President of Distribution from 2005 to March 2013. Prior to joining the Company, Ms. Lee served as the regional manager of affiliate sales for E! Entertainment Television.

        Susanne McAvoy, age 44, has been Executive Vice President, Marketing since January 2011. Prior to that, Ms. McAvoy was Senior Vice President, Marketing from August 2009 to January 2011 and Vice President, Ad Sales Marketing from November 2007 to August 2009. Prior to joining the Company, Ms. McAvoy was an Ad Sales Marketing Consultant for Bravo and Director of Ad Sales Corporate Marketing for Comcast Spotlight.

        Kristen Roberts, age 42, has been Executive Vice President of Pricing, Planning, and Revenue Management since January 2014. Ms. Roberts joined the Company in 2000 and held various positions in advertising sales, including Senior Vice President of Advertising Pricing and Planning from February 2008 to December 2013. Prior to joining the Company, Ms. Roberts served as an account executive for A&E Television Networks.

        Andrew Rooke, age 52, has been Executive Vice President and Chief Financial Officer since March 2011. Prior to joining the Company, Mr. Rooke held various positions with Fox Entertainment and its affiliates. Most recently, Mr. Rooke was Chief Financial Officer of Twentieth Television from 2007 to 2010. Prior to that, he served as Vice President of Finance of MySpace.com and Fox Interactive Media from 2005 to 2007 and Vice President of Corporate Audit of Fox Entertainment Group from 2003 through 2005. Prior to joining Fox Entertainment, Mr. Rooke served as Vice President of Finance at Warner Bros.

        Charles L. Stanford, age 69, has been Executive Vice President, Legal and Business Affairs and General Counsel since May 2001. Prior to that, he was Senior Vice President, Business Affairs and General Counsel from October 2000 to May 2001. He also served as Senior Vice President, Legal and Business Affairs of Crown Media International from November 1999 through October 2000. Prior to joining the Company, Mr. Stanford held various positions with ABC, Inc., Capital Cities/ABC and The Walt Disney Company from 1976 through 1999.

        Michelle Vicary, age 53, has been Executive Vice President, Programming and Network Publicity, since January 2011. Prior to that, Ms. Vicary was Senior Vice President, Scheduling & Acquisitions, Programming, from July 2006 to January 2011 and Vice President, Program Scheduling & Administration from June 2003 to July 2006.

        There are no family relationships among the executive officers or directors of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES

THE BOARD OF DIRECTORS

Structure

        Our Board currently consists of 14 directors, but in April 2015 our Board reduced the number of directors to 12, effective for 2015 election of Directors. Directors are elected annually. Our Board has a standing Audit Committee, Compensation Committee and Nominating Committee. The membership, duties and responsibilities of each of these committees are described below. The committee charters for the Audit and Compensation Committees are available at www.hallmarkchannel.com under "Investor Relations."

Board Leadership Structure and Role in Risk Oversight

        Our Board currently has two non-executive Co-Chairmen: Donald J. Hall, Jr. and Herbert A. Grananth. Mr. Hall was selected to serve in such capacity for the depth of his knowledge of the Company and the Hallmark brand, which brand is a significant element in the Company's business. Mr. Granath was elected to serve in such capacity for the breadth of his experience in the television and entertainment industry. Mr. Granath will no longer serve as a director and, therefore, as Co-Chairman following the 2015 Annual Meeting. The Board has delegated to the Audit Committee the duty of assessing various types of risks which the Company may encounter and developing plans to address risks that materialize. Under the guidance of the Audit Committee, the Company established the "Crown Media Ethics Compliance Hotline," which is administered by The Network, a company which renders ethics hotline and cash management services. The Network is independent of the Company and Hallmark Cards and provides a means of anonymously reporting auditing, financial, ethical or other issues which an employee, director or stockholder may feel need to be brought to the Board's attention. Any reports received through The Network are distributed to the Audit Committee. The Company regularly informs its employees and directors the phone number and purpose of this hotline through internal communications and to its stockholders through annual proxy statements.

Committees

  Audit Committee

        In 2014, the Audit Committee held four meetings and did not act by unanimous written consent. The members of the Audit Committee are Messrs. Jennings (who serves as Chairman), Granath, Curtis (appointed in April 2015) and Lund, each of whom is an independent director as defined in Rule 5605 of the listing standards for the Nasdaq Global Market ("Nasdaq Listing Standards"). The Board has determined that each of the members of the Audit Committee is financially literate in accordance with the Nasdaq Listing Standards. The Board has also determined that Mr. Jennings qualifies as an audit committee financial expert, as defined under Securities and Exchange Commission (the "Commission") rules.

        Under the Audit Committee Charter, the primary authority and responsibilities of the Audit Committee are to:

  •
  oversee the Company's financial reporting processes;

  •
  provide oversight relating to the Company's internal control over financial reporting and internal audit process and activities;

  •
  review and approve related party transactions;

  •
  prepare the report required by the Commission to be included in the Company's annual proxy statement;

  •
  be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors and ensure compliance with independence requirements for auditors;

  •
  pre-approve all audit and non-audit services; and

  •
  establish and oversee the Company's whistleblower policy regarding submission of reports of questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

  Compensation Committee

        In 2014, the Compensation Committee held two meetings and acted by unanimous written consent on three occasions. The members of the Compensation Committee are Messrs. Bloss (who serves as Chairman), Jennings, Granath and Ms. Stedem. None of the members of the Compensation Committee are employees of the Company; however, only Messrs. Jennings and Granath are independent based on the NASDAQ listing standards. See "Compensation Committee Interlocks and Insider Participation".

        The Compensation Committee has the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

  •
  review and approve employment agreements or extensions proposed for the CEO and direct reports of the CEO;

  •
  provide regular oversight of material terms of any employment agreements of these persons;

  •
  review and approve base salary increase recommendations for CEO and direct reports of the CEO;

  •
  review and approve annual bonus metrics, targets and awards for these persons;

  •
  review and approve long-term incentive plan metrics, targets and awards for these persons;

  •
  review and recommend to the Board any material employee compensation plan;

  •
  review and approve any proposed grants or awards under a material employee compensation plan, and exercise such other power and authority as may be permitted or required under such plans;

  •
  produce an annual report on executive compensation for inclusion in the Company's proxy statement;

  •
  review and approve any compensation to members of the Board;

  •
  review annually the status of the management talent pool and development plans for key individuals;

  •
  provide regular oversight of all severance agreements; and

  •
  perform such other duties as may be delegated to it by the Board from time to time.

        The Compensation Committee also has sole authority to engage and terminate compensation consultants. The Compensation Committee may delegate its authority to subcommittees.

  Nominating Committee

        In 2014, the Nominating Committee met once. The Nominating Committee does not have a charter. The members of the Nominating Committee are Messrs. Lund (who serves as Chairman), Gardner and Cella; and Messrs. Lund and Cella are independent directors as defined in the Nasdaq Listing Standards. The Nominating Committee's functions are to consider candidates to serve as members of the Board and to nominate qualified persons for election at the annual meeting of stockholders.

        The Nominating Committee identifies director candidates primarily by considering recommendations made by directors and management. The Nominating Committee may also retain third parties to identify and evaluate director candidates, but did not retain any such third parties during 2014. When evaluating director candidates, the Nominating Committee considers a number of factors, such as the candidate's background, skills, judgment, diversity and experience with companies of comparable business and size. The Nominating Committee also considers the candidate's experience in relation to the experience of other Board members, the candidate's independence or lack of independence (as determined in accordance with the Nasdaq Listing Standards), and the candidate's qualifications for committee membership. The Nominating Committee does not assign any particular weight or priority to any of these factors and considers each director candidate in the context of the current needs of the Board as a whole.

        The Nominating Committee will consider nominees recommended by stockholders who follow the procedures set forth in the Company's bylaws. For more information, see "Submission of Stockholder

Proposals" below. Director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by a Board member, management or a third party. Therefore, the Board has not deemed it necessary to adopt a policy regarding consideration of candidates recommended by stockholders.

        The Nominating Committee recommended that the Board nominate all directors listed above under Proposal 1 for reelection at the 2015 Annual Meeting.

Board Meetings

        In 2014, the Board held five meetings and acted by unanimous written consent on one occasion. Except for Herbert Granath, all members of the Board attended at least 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings held by all committees on which such director served during 2014.

Compensation Committee Interlocks and Insider Participation

        During 2014, none of our current or former executive officers or employees served on the Company's Compensation Committee. During 2014, no interlocking relationship existed between any member of the Company's Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

CORPORATE GOVERNANCE

Director Independence

        Based on the Nasdaq Listing Standards, the Board has determined that the following directors are independent and have no relationship with the Company, except as directors of the Company: William Cella, Glenn Curtis, Herbert A. Granath, A. Drue Jennings and Peter A. Lund.

        Also based on the Nasdaq Listing Standards, the Board has determined that the following directors are not independent because they are employees of Hallmark Cards, the Company's parent company: Dwight C. Arn, Robert C. Bloss, Steve Doyal, Brian E. Gardner, Timothy Griffith, Donald J. Hall, Jr. and Deanne R. Stedem. Furthermore, the Board has determined that William Abbott is not independent because he is the President and Chief Executive Officer of the Company.

Audit Committee

        Based on the Nasdaq Listing Standards, the Board has determined that all members of the Audit Committee are independent.

Compensation Committee

        Based on the Nasdaq Listing Standards, the Board has determined that Robert C. Bloss and Deanne R. Stedem are not independent for the reasons stated above. The other member of the Compensation Committee, Herbert A. Granath and A. Drue Jennings, are independent.

Nominating Committee

        Based on the Nasdaq Listing Standards, the Board determined that Brian E. Gardner is not independent for the reason stated above. Other members of the Nominating Committee, William Cella and Peter Lund, are independent.

Controlled-Company Exemption

        Hallmark Cards holds approximately 90.3% of Class A Common Stock through its subsidiaries HCC and HC Germany. Therefore, notwithstanding the disclosures made herein under "Director Independence", the Board has determined that the Company is a "controlled company", as that term is defined under the Nasdaq Listing Standards. Consequently, the Company is exempt from independent director requirements of the Nasdaq Listing Standards, including the requirement that the Company's compensation and nominating and governance committees be composed of independent directors, except for the requirements pertaining to the composition of the audit committee and the executive sessions of independent directors, with which the Company has complied.

Business Conduct and Ethics Policy

        The Company has adopted a Business Conduct and Ethics Policy that reflects long-standing positions of the Company. The Policy applies to all employees, including the Company's principal executive officer, principal financial officer and controller, and directors. A stockholder can request a free copy of the Business Conduct and Ethics Policy by writing to the Executive Vice President, Legal and Business Affairs and General Counsel of the Company at Crown Media Holdings, Inc., 12700 Ventura Boulevard, Suite 200, Studio City, California 91604. A copy of the Business Conduct and Ethics Policy is also available at www.hallmarkchannel.com under "Investor Relations."

Stockholder Communications with the Board

        Any stockholder who wishes to contact a member of the Board of the Company may do so by sending an email to "directors@hallmarkchannel.com". Alternatively, a stockholder may contact directors by writing to the following address: Board of Directors, c/o Corporate Secretary, Crown Media Holdings, Inc., 12700 Ventura Boulevard, Studio 200, Studio City, California 91604. Communications received electronically or in writing will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, the Corporate Secretary will forward them to the Chairman of the Audit Committee for review.

        As an alternative, any stockholder can contact a member of our Board through "Crown Media Ethics Compliance Hotline." This hotline is administered by The Network, a company independent of the Company and Hallmark Cards, and provides a means of anonymously reporting auditing, financial, ethical or other issues which the stockholder may feel need to be brought to the Board's attention. Any reports received through The Network will be distributed to the Company's Audit Committee. The hotline number is 1-800-536-6751.

        While the Company has no policy on directors attending the annual meeting, members of the Board are encouraged to attend the annual meetings of the Company's stockholders. All of our directors attended the 2014 Annual Meeting of Stockholders of the Company.

DIRECTOR COMPENSATION

        We do not compensate directors who are employees of the Company or Hallmark Cards or their respective subsidiaries for serving on the Board or any of its committees. All directors who are not employees of the Company or Hallmark Cards or their respective subsidiaries ("non-employee directors") are compensated as follows: (1) annual retainer of $45,000 and $1,000 per meeting for each extraordinary meeting or meeting in excess of the number of regularly scheduled meetings of four per year; (2) annual grant of non-equity long term incentive plan awards ("LTIP Awards") valued at $50,000; (3) additional annual retainer of $45,000 for Co-Chairman of the Board; (4) for chairman of the Audit Committee, an annual retainer of $10,000; and (5) for chairman of each committee other than the Audit Committee, an annual retainer of $5,000.

        LTIP Awards are similar in nature to those granted to executives of the Company as described below under "Compensation Discussion & Analysis". Generally, LTIP Awards vest in one lump sum three years after the grant date, subject to continued membership on the Board at the time of vesting and achievement of the same Company performance metrics which are applicable to the LTIP Awards granted to the executives of the Company. Vested LTIP Awards will be settled in cash within the later of (1) 30 days after the vesting date or (2) 15 days after the Company issues its audited financials for the year in which the awards vested, but in any event no later than March 15 of the year following the year in which the awards vested. Any outstanding unvested LTIP Award will expire immediately if the directorship is terminated at any time prior to the first anniversary date of the grant. If membership on the Board terminates by reason of death or disability, a pro rata portion of any outstanding LTIP Award will vest. In 2013, in addition to the annual grant of $50,000, the Company granted $35,000 of LTIP Awards as a transitional grant, which vested in one lump sum in August 2014. Such transitional grant was necessary to compensate for the shortfall of annual compensation received in 2014 created by the transition from granting of RSUs to granting LTIP Awards.

        All directors not employed by Hallmark Cards receive reimbursement of expenses incurred in connection with participation in Board meetings.

        The table below summarizes the compensation paid by the Company to its directors who were not employees of the Company or Hallmark Cards or its subsidiaries for the fiscal year ended in December 31, 2014:

Name (a)	Fees Earned or Paid in Cash($) (b)	Stock Awards($) (c)	Option Awards($) (d)	Non-Equity Incentive Plan Compensation($)(1) (e)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings($) (f)		All Other Compensation($) (g)	Total($) (h)
William Cella	57,000	—	—	50,000	—		—	107,000
Glenn Curtis	56,000	—	—	50,000	—		—	106,000
Herbert A. Granath	95,000	—	—	50,000	—		—	145,000
A. Drue Jennings	63,000	—	—	50,000	—		—	113,000
Peter A. Lund	56,000	—	—	50,000	12,282	(2)	—	118,282

(1)
LTIP Awards granted in 2014.

(2)
Represents increase in interest earned on deferred compensation from 2013 to 2014.

PROPOSAL 2
APPROVAL OF CHIEF EXECUTIVE OFFICER'S AND
CERTAIN OTHER EXECUTIVE OFFICERS'
PERFORMANCE-BASED COMPENSATION FOR IRS SECTION 162(m) PURPOSES

General

        We have employment agreements and long term incentive cash award agreements (as described under Compensation Discussion & Analysis below, the "LTIP Agreements") with our Chief Executive Officer and other executive officers that contain provisions for Performance Awards and Annual Performance Bonuses (collectively referred to as "Performance-Based Compensation" and defined below). The Performance-Based Compensation, together with other compensation, for each executive officer could exceed $1,000,000 in any year. As a public corporation subject to Internal Revenue Code Section 162(m), we are generally unable under the Internal Revenue Code to deduct compensation over $1,000,000 paid in any fiscal year to our chief executive officer and certain other executive officers, except for qualifying performance-based compensation and certain other types of compensation. One of the conditions to qualify performance-based compensation as exempt from the deduction limitation is stockholder approval of the material terms of such compensation. We are seeking stockholder approval of the Performance-Based Compensation to the Covered Executives (defined below).

Performance Awards under 2012 Long Term Incentive Plan

        The Company has the 2012 Crown Media Holdings, Inc. Long-Term Incentive Plan (the "2012 Plan") in place, under which the Compensation Committee has the discretion to grant long-term incentive awards to our employees. Under the 2012 Plan, certain key executives of the Company who contribute to management, growth, or profitability of the Company and are selected by the Compensation Committee (each, a "Covered Executive" and, collectively, "Covered Executives") are eligible to receive a cash-settled award with vesting contingent on satisfaction of performance goals and certain service conditions (each, a "Performance Award"). For 2015, Covered Executives are William Abbott, Edward Georger, Andrew Rooke, Charles Stanford and Michelle Vicary. For a Performance Award intended to qualify as deductible performance- based compensation, the performance goals are measurable and attainable targets selected by the Compensation Committee from the following list of metrics with respect to the Company: revenue, return on equity, return on assets, operating income, earnings per share, net income, total shareholder return, share price, shareholder value added, EBITDA, cash flow and/or viewer ratings. The Compensation Committee establishes performance goals using one or more of these metrics and upon the end of the applicable performance period, certifies the attainment of the performance goal. The target (in amounts and percentages of annual salary) and maximum payout for the Performance Award granted in 2015 to the Covered Executives are set forth as follows:

Covered Executive	2015 Total Target LTIP Award (%)	2015 Target Performance Award ($)(1)	2015 Maximum Performance Award ($)
William Abbott	85	444,720	667,080
Edward Georger	65	234,441	351,662
Andrew Rooke	65	202,800	304,200
Charles Stanford	40	141,204	211,806
Michelle Vicary	50	138,915	208,373

(1)
Performance Award constitutes 60% of the total grant.

        Please see Compensation Discussion & Analysis—Elements of Executive Compensation Packages—Awards Granted Under 2012 Long Term Incentive Plan" for more information surrounding current Performance Awards granted under the 2012 Plan.

Annual Performance Bonus

        The Company pays annual incentive bonuses, earned during a calendar year, no later than March 15 of the following year to Covered Executives. These Covered Executives have target percentages of base salary that are to be paid as annual bonuses (each, an "Annual Performance Bonus"), which percentages could increase or decrease during the term of employment upon approval by the Compensation Committee. In addition, the Compensation Committee sets measurable and attainable targets for the achievement of the Annual Performance Bonus from the following list of metrics with respect to the Company: revenue, return on equity, return on assets, operating income, earnings per share, net income, total shareholder return, share price, shareholder value added, EBITDA, cash flow and/or viewer ratings. The Compensation Committee will certify the attainment of the performance goal upon completion of the calendar year. The target (in amount and percentage of annual salary) and maximum payout for the Annual Performance Bonus granted in 2015 to the Covered Executives are set forth as follows:

Covered Executive	2015 Target Annual Performance Bonus (%)	2015 Target Annual Performance Bonus ($)	2015 Maximum Annual Performance Bonus ($)
William Abbott	80	697,600	1,395,200
Edward Georger	65	390,737	781,471
Andrew Rooke	55	286,000	572,000
Charles Stanford	40	235,340	470,680
Michelle Vicary	35	162,068	324,135

        Please see Compensation Discussion & Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus" for bonus opportunities and performance for the Covered Executives, including plan metrics, plan targets, calculations and other matters.

Federal Income Tax and Other Consequences

        Under Section 162(m) of the Internal Revenue Code and related treasury regulations and guidance, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid per year to its chief executive officer and its three most highly compensated officers (other than its CEO and CFO) who are employed by the Company at year-end. The Compensation Committee believes that it is generally in the Company's best interest to satisfy the requirements for deductibility under Internal Revenue Code Section 162(m). Accordingly, the Compensation Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Compensation Committee also believes that there may be circumstances in which the Company's interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Internal Revenue Code Section 162(m). Accordingly, the Company has expressly reserved the authority to award compensation not designed to be qualifying performance-based compensation under Internal Revenue Code Section 162(m) in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

        The Internal Revenue Code exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. One of the conditions is stockholder approval of the performance-based compensation provisions. We are seeking stockholder approval of the Performance Awards and the Annual Performance Bonuses for the Covered Executives described in this Proxy Statement.

Securities Authorized for Issuance under Equity Compensation Plans

        Not applicable.

Recommendation of the Board

        The Company is authorized by the Compensation Committee to award Performance- Based Compensation to the Covered Executives and other executives of the Company. In approving the award of Performance-Based Compensation, the Compensation Committee takes into account, among other things, the Covered Executives' potential contributions to the Company, their considerable business experience and media industry experience and the desirability of obtaining their long-term future commitment to the Company. The Board believes that it is desirable that Performance-Based Compensation be deductible for income tax purposes. Therefore, the Board recommends that stockholders approve the following:

  •
  Performance Awards granted to Covered Executives in 2015 under the 2012 Plan; and

  •
  Annual Performance Bonus targets granted in 2015 to the Covered Executives.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE CHIEF EXECUTIVE
OFFICER'S AND COVERED EXECUTIVES' PERFORMANCE-BASED COMPENSATION PROVISIONS

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of the Compensation Program

        The Company's compensation packages to the executive officers, as determined by the Compensation Committee, are designed to enable the Company to recruit, retain and motivate a talented and diverse group of people who contribute to our success. The packages are also intended to synchronize executive compensation with the Company's performance, motivate executive officers to achieve our business objectives, provide strong performance incentives and minimize undue risk to the Company. The Company's Chief Executive Officer provides input on determining and recommending compensation packages of the executive officers other than himself. The goal of the Compensation Committee is that the packages are fair, well-balanced between short term and long term components and reasonable and competitive with other companies in the cable and television industry. To attain this goal, the Compensation Committee refers to third-party surveys to obtain a general understanding of current compensation practices in the cable and television industry. The Compensation Committee annually reviews the Croner CTHRA Cable Programmers/Broadcast Networks Compensation Survey. The Compensation Committee also refers to such surveys for the purpose of benchmarking each executive officer's annual base salary, target bonus, target total cash compensation and target long term incentive awards against the compensation paid to comparable executive officers at other cable programmers. Fox Network, Scripps Networks, Disney ABC Starz Entertainment, Inspiration Networks and AMC Networks are a few of many cable programmers which participate in such third-party surveys. The Company targets total compensation at industry medians, using size-adjusted data if available. If the Company's business objectives are significantly exceeded during any period, actual compensation packages offered to executive officers could be above market due to incentive pay.

        The Compensation Committee also focuses on aligning individual incentives with the Company's strategic and financial goals. Key incentive-based components in executive compensation packages are the Annual Performance Bonus, which is awarded in recognition of individual and Company performance each year, and awards granted under our 2012 Plan (please see below for description). The Board has determined that the Company's use of non-equity incentive awards, on a short term and long term basis, will enable the Company to continue to recruit, retain and motivate its executive officers.

Elements of Executive Compensation Packages

        Compensation packages awarded to the Named Executive Officers (defined below under "Compensation of Executive Directors") are comprised of base salary, annual cash bonus awards, awards granted under long term incentive plan and perquisites and other benefits.

  Annual Base Salary

        Salary ranges for the Chief Executive Officer and the other Named Executive Officers are based on an individual's experience and prior performance, as well as the Company's operating performance and the attainment of planned financial and strategic goals. Annual salaries for the Named Executive

Officers are established by the Compensation Committee, subject to the provisions of each respective employment agreement described below under the heading "Compensation of Executive Officers—Summary of Employment Agreements with Named Executive Officers". In determining whether or not to increase annual base salaries and the amount of any increase, the Compensation Committee evaluates annually each executive's individual performance, any change in the executive's position or duties, the Company's performance and attainment of initiatives, benchmarked data and commitments negotiated in the employment agreements. In 2014, Mr. Abbott's salary was increased by 4%, Mr. Georger's salary was increased by 3.0%, Mr. Rooke's salary was increased by 3.0%, Mr. Stanford's salary was increased by 3.0% and Ms. Vicary's salary was increased by 22%.

  Annual Performance Bonus

  General

        The Company pays annual incentive bonuses earned in a calendar year no later than March 15 of the following year. The annual performance bonus for each Named Executive Officer is established by the Compensation Committee, subject to the provisions of each respective employment agreement described below under the heading "Compensation of Executive Officers—Summary of Employment Agreements with Named Executive Officers." In addition, the Compensation Committee may, in its sole discretion, approve signing and discretionary bonuses for executive officers. Annual bonus payments for fiscal year 2014 paid to the Named Executive Officers were determined and calculated in accordance with the below formula. The Compensation Committee has the authority to modify the below formula for subsequent years. Annual performance bonuses are also granted to other executive vice presidents, senior vice presidents and vice presidents of the Company, who are not Named Executive Officers, with target award amounts granted ranging from 10% to 40% of each employee's annual base salary.

  Annual Performance Bonus Opportunity

        Target incentive percentages of annual base salary for 2014 for each Named Executive Officer are set forth below. Total bonus opportunity was 0% to 200% of the target incentive. Actual bonus amounts paid are dependent on the degree to which the Company achieves the objective for each plan measured against performance ranges established for each metric. The Compensation Committee has the discretion to adjust the total award and the result for each metric up or down by up to 20 points.

Named Executive Officer	2014 Target Incentive (%)	2014 Actual Bonus Paid (%)	2014 Actual Bonus Paid ($)
William Abbott	75	128.5	1,061,630
Edward Georger	65	103.2	601,748
Andrew Rooke	50	85.7	408,158
Charles Stanford	40	68.6	391,172
Michelle Vicary	35	60.0	260,500

  Plan Metrics

        The Compensation Committee used the following metrics to determine bonus amounts earned by each Named Executive Officer in 2014:

Benchmarks	2014 Plan (MM's)
Total Revenue	$407.50
Adjusted EBITDA(1)	$171.90
Operating Cash Flow(2)	$101.60

(1)
Before long term incentive expense and equity based compensation.

(2)
Cash flow (before interest, taxes and dividends and long term incentive expense and equity based compensation and debt repayment).

  Awards Granted Under 2012 Long Term Incentive Plan

  General

        The Company has in place the 2012 Plan, under which the Compensation Committee has the discretion to grant incentive awards to our employees and directors, including, without limitation, cash awards based on a percentage of an employee's annual base salary. These awards are intended as incentives for long-term future performance and, combined with the executive's base salary and annual performance bonus, substantially form a total compensation package for the Company's executives.

  Long Term Incentive Plan Awards ("LTIP Awards")

        The Company grants non-equity LTIP Awards to Named Executive Officers pursuant to LTIP Agreements. The target amount of the award granted is based on a percentage of each employee's annual base salary. The award is comprised of a Performance Award and an Employment Award. For awards granted in 2012, each of the Performance Award and the Employment Award constituted half of the award. For awards granted in 2013, 2014 and 2015, the Performance Award constituted 60% of the award and the Employment Award constituted 40% of the award. The Performance Award is based on the Company's achievement of a predetermined cash flow goal and an adjusted EBITDA goal over a three year performance period. In the case of involuntary termination of employment without cause on or after the one year anniversary date of the LTIP Agreement or an executive's death or disability, with respect to Employment Awards, a pro rata portion will vest immediately and, with respect to Performance Awards, a pro rata portion will vest and be settled at the end of the performance period as if the executive had not been terminated. In the case of change in control of the Company and involuntary termination of employment without cause arising as a result thereof, an Employment Award will vest in its entirety immediately and a Performance Award will vest as if all performance goals had been achieved at target levels. The Compensation Committee also has the ability to adjust the Performance Awards based on relative market conditions, unusual activity or transactions or other unforeseen circumstances. LTIP Awards are also granted to other executive vice presidents, senior vice presidents and vice presidents of the Company, who are not Named Executive Officers, with target award amounts granted ranging from 18% to 45% of each employee's annual base salary.

        Target incentive percentages of LTIP Awards granted in 2014 to each Named Executive Officer are set forth below (please see below under Compensation of Executive Officers—Grants of Plan-Based Awards for additional details of LTIP Awards granted in 2014 to Named Executive Officers).

Named Executive Officer	2014 Target Incentive
William Abbott	85%
Edward Georger	65%
Andrew Rooke	65%
Charles Stanford	40%
Michelle Vicary	45%

        Below is a table summarizing certain key terms of the LTIP Awards granted to the Company's executive officers from 2013 to 2015.

Grant Year	Type of LTIP Award	Percentage of Total LTIP Award	Vesting Date/ Delivery Date	Vesting Criteria(1)
2013	Employment	40%	100% will vest on December 31, 2015 and be paid by March 15, 2016.	Employment on vesting date.
2013	Performance	60%	100% will vest on December 31, 2015 and be paid by March 15, 2016.	Predetermined Adjusted EBITDA(2) goal over three-year performance period.
				Predetermined Cash Flow(3) goal over three-year performance period.
2014	Employment	40%	100% will vest on December 31, 2016 and be paid by March 15, 2017.	Employment on vesting date.
2014	Performance	60%	100% will vest on December 31, 2016 and be paid by March 15, 2017.	Predetermined Adjusted EBITDA(2) goal over three-year performance period.
				Predetermined Cash Flow(3) goal over three-year performance period.
2015	Employment	40%	100% will vest on December 31, 2017 and be paid by March 15, 2018.	Employment on vesting date.
2015	Performance	60%	100% will vest on December 31, 2017 and be paid by March 15, 2018.	Predetermined Adjusted EBITDA(2) goal over three-year performance period.
				Predetermined Cash Flow(3) goal over three-year performance period.

(1)
With respect to Performance Award, 50% of the award is tied to satisfaction of Adjusted EBITDA thresholds and 50% of the award is tied to satisfaction of the Cash Flow thresholds.

(2)
Before equity compensation and long term incentive plan expense.

(3)
Before interest, taxes and dividends and long term incentive expense and equity based compensation and debt repayment.

        With respect to Performance Awards, the percentage of award payout will vary depending upon achievement of each of the two targets as follows:

Target Threshold	Payout Percentage
Less than 80%	0%
80% Achievement	30%
90% Achievement	50%
100% Achievement	100%
110% Achievement	150%

        On each vesting date of a Performance Award, the Chief Financial Officer of the Company will confirm whether or not applicable performance targets have been achieved. If targets have been achieved, management will submit payout calculations to the Compensation Committee for review and final determination.

  Perquisites and Other Benefits

        All Company executives are also entitled, subject to meeting certain eligibility requirements, to participate in the Company's benefit programs, including the Company's 401(k) plan and its medical, dental and other benefits plans. Certain executive officers are entitled to additional benefits, such as car allowance, and particular travel expenses as agreed to under their respective employment agreements.

Compensation Consultants

        From time to time, the Compensation Committee engages and consults with a human resources consulting firm and an executive compensation consulting firm, when developing, analyzing and reviewing compensation packages to be awarded to its executive officers. Such firms have, in the past, provided to the Compensation Committee relevant executive compensation data related to companies in the cable and television industry similar in size to the Company, such as base salaries, termination payments and the level or formula for performance-based cash bonuses and other incentive awards. Additionally, such firms have assisted the Compensation Committee in structuring various incentive compensation plans. During 2014, the Compensation Committee did not engage any compensation consulting firm. The Compensation Committee and the Board also seek advice and recommendations from the human resource and compensation departments of Hallmark Cards, on executive and director compensation matters. Such services are rendered by Hallmark Cards pursuant to an intercompany services agreement with the Company.

Deferred Compensation Plan

        The Company offers a Deferred Compensation Plan (the "Plan") to its executive officers and directors. The Plan offers an opportunity for each executive officer to defer payment, on a pre-tax basis, of portions of his or her salary, bonus, and LTIP Awards and all such deferred amounts will be credited with an interest rate until distribution. With respect to the interest rate earned, the Company applies Moody's Average Corporate Bond Yield as in effect on the first day of each month. Under the Plan, an executive officer may defer a maximum of 50% of base salary, 100% of incentive compensation and 100% of LTIP Awards. The amount of total compensation deferred must be at least $5,000 (not including LTIP Awards).

        An executive officer may elect to receive payment of all or part of that Plan year's deferral amount in a future year (an in-service distribution), subject to earlier payment upon termination of employment. If such scheduled in-service distribution is more than $25,000, the distribution may be made in annual installments over 5 years. If such distribution is $25,000 or less, it must be taken as a lump sum. All scheduled in-service distributions will be paid in January.

Chief Executive Officer Compensation

        The provisions of our Chief Executive Officer's employment agreement and related agreements which have been approved by the Board, determined the salary and long term incentive awards granted to him during the fiscal year 2014. In approving the compensation levels contained in Mr. Abbott's compensation agreements, the Board reviewed and considered the expected value of his leadership that he would bring to the Company. The Board then set his compensation during the term of his employment agreement in levels that reflected his potential achievements and quality of the Company under his leadership.

2014 Shareholder Advisory Vote on Executive Compensation

        During the 2011 Annual Meeting of Stockholders of the Company, the Company proposed that the shareholders vote, on an advisory basis, whether the shareholders prefer that we solicit advisory votes on the compensation of the Named Executive Officers every one, two or three years (the "frequency vote"). The shareholders then voted to hold frequency vote every three years. The say-on-pay proposal was not intended to address any particular component of any compensation package but rather the overall compensation of such officers and the Company's compensation philosophy, policies and practices in the 2014 Proxy Statement, which are substantially similar to those described in this 2015 Proxy Statement. During the 2014 Annual Meeting of Stockholders of the Company, shareholders voted, on an advisory basis, to approve the compensation of the Named Executive Officers (the "say-on-pay proposal"). Although the shareholder vote on the say-on-pay proposal was not binding, the Company carefully considered the voting results of the say-on-pay proposal in determining compensation policies and making compensation decisions reflected in this Proxy Statement. In light of the favorable vote on our say-on-pay proposal at the 2014 Annual Meeting, which was approximately 99% of the votes present and entitled to vote, the Company is maintaining similar compensation policies. Additionally, based on the outcome of the frequency vote at the 2011 Annual Meeting, the Company will continue to solicit votes for future say-on-pay proposals every three years. The Company is required to hold frequency votes not later than every sixth calendar year. The Company's next frequency vote is scheduled to occur in connection with the 2017 annual meeting.

Tax Deductibility of Executive Compensation

        Please see under heading "Proposal 2—Approval of Chief Executive Officer's and Certain Other Executive Officers' Performance Based—Compensation—Federal Income Tax and Other Consequences" for a discussion on this matter.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on the Compensation Committee's review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

        This report has been submitted by the members of the Compensation Committee and the members of the Board for the fiscal year 2014.

THE COMPENSATION COMMITTEE:
Robert Bloss, Chairman
Herbert Granath
A. Drue Jennings
Deanne R. Stedem

The preceding information under the caption "Compensation Committee Report" shall be deemed to be "furnished" but not "filed" with the Securities and Exchange Commission.

 COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

        The following table summarizes compensation earned in 2012, 2013 and 2014 by individuals who served as our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving at the end of 2014 (each, a "Named Executive Officer", collectively, the "Named Executive Officers").

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)(1)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings($)(2)	All Other Compensation($)		Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
William Abbott	2014	825,850	—	—	—	1,668,176	54,369	13,000	(3)	2,561,395
President and Chief Executive Officer	2013	793,747	—	—	—	1,301,550	48,046	13,000	(3)	2,156,343
	2012	755,528	—	—	—	964,310	30,999	13,000	(3)	1,763,837
Edward Georger	2014	583,174	—	—	—	967,471	23,031	—		1,573,676
Executive Vice President, Advertising	2013	568,325	—	—	—	792,797	18,443	—		1,379,565
Sales & Digital Media	2012	563,484	—	—	—	552,854	11,207	—		1,127,545
Andrew Rooke	2014	476,264	—	—	—	599,208	—	—		1,075,472
Executive Vice President and Chief	2013	458,498	—	—	—	436,124	—	—		894,622
Financial Officer	2012	426,716	—	—	—	224,725	—	—		651,441
Charles L. Stanford	2014	570,554	—	—	—	635,257	—	—		1,205,811
Executive Vice President and General	2013	554,497	—	—	—	461,095	—	—		1,015,592
Counsel	2012	543,471	—	—	—	315,596	—	—		859,067
Michelle Vicary	2014	434,240	—	—	—	393,762	—	20,000	(4)	848,002
Executive Vice President, Programming	2013	358,966	—	—	—	263,710	—	35,000	(4)	657,676
and Network Publicity	2012	316,316	—	—	—	155,313	—	—		471,629

(1)
Represents Annual Performance Bonus and LTIP Awards. See "Compensation Discussion and Analysis—Elements of Executive Compensation Package."

(2)
Represents interest earned on deferred compensation.

(3)
Car allowance.

(4)
Special bonus for the success of Cedar Cove, the Company's first original series programming.

Grants of Plan-Based Awards

        The following plan-based awards were granted to the Named Executive Officers in 2014.

												Grant Date Fair Value of Stock and Option Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
William Abbott	—	Bonus(1)	0	624,000	1,248,000	—	—	—	—	—	—	—
President and Chief Executive	03/01/14	LTIP(2)	282,880	707,200	1,060,800	—	—	—	—	—	—	—
Officer
Edward Georger		Bonus(1)	0	381,205	762,410	—	—	—	—	—	—	—
Executive Vice President,	03/01/14	LTIP(2)	152,482	381,205	571,806	—	—	—	—	—	—	—
Advertising Sales & Digital
Media
Andrew Rooke	—	Bonus(1)	0	239,475	478,950	—	—	—	—	—	—	—
Executive Vice President and	03/01/14	LTIP(2)	124,527	311,318	466,977	—	—	—	—	—	—	—
Chief Financial Officer
Charles Stanford	—	Bonus(1)	0	229,508	459,016	—	—	—	—	—	—	—
Executive Vice President and	03/01/14	LTIP(2)	91,803	229,508	344,262	—	—	—	—	—	—	—
General Counsel
Michelle Vicary	—	Bonus(1)	0	157,500	315,000	—	—	—	—	—	—	—
Executive Vice President,	03/01/14	LTIP(2)	81,000	202,500	303,750	—	—	—	—	—	—	—
Programming & Network
Publicity

(1)
Material terms of grants made under the Annual Performance Bonus plan are described above under the heading "Compensation Discussion & Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus."

(2)
Material terms of grants made under the 2012 Plan are described above under the heading "Compensation Discussion & Analysis—Awards Granted Under 2012 Long Term Incentive Plan".

Outstanding Equity Awards at Fiscal Year-End

        There were no outstanding equity awards held by any Named Executive Officers on December 31, 2014.

Option Exercises and Stock Vested

        No stock options or stock-based awards vested or were exercised by any Named Executive Officers in 2014.

Nonqualifed Deferred Compensation

        The Company has a Nonqualified Deferred Compensation Plan. Please see above under the headings "Compensation Discussion and Analysis—Deferred Compensation Plan" for a description of material terms of such plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
William Abbott	332,194	—	54,369	(188,807)	1,376,342
President and Chief
Executive Officer
Edward Georger	323,725	—	23,031	(203,833)	608,933
Executive Vice President,
Advertising Sales & Digital
Media
Andrew Rooke	—	—	—	—	—
Executive Vice President
and Chief Financial Officer
Charles L. Stanford	—	—	—	—	—
Executive Vice President
and General Counsel
Michelle Vicary	—	—	—	—	—
Executive Vice President,
Programming & Network
Publicity

Summary of Employment Agreements with Named Executive Officers

  Employment Agreement with William Abbott

        On May 7, 2009, Mr. Abbott entered into an employment agreement that provides for his employment as President and Chief Executive Officer effective June 1, 2009 through December 31, 2011. Mr. Abbott's employment agreement provides that the term will automatically renew for one year periods if neither party provides notice to the other by June 30 of the last year of the term. Annual base salary and annual performance bonus target percentage are considered for an increase annually in March. The Company's Compensation Committee has determined that criteria for this annual performance bonus shall be the same as that established for the senior management team. (See details pertaining to annual performance bonus above under the heading "Compensation Discussion and Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus.") If Mr. Abbott is terminated without cause, the Company must pay the net present value of his base salary for twelve (12) months and a pro rata portion of his bonus, through the date his job duties end, for the calendar year in which termination occurs; vested ERISA benefits; and any amounts required by the terms of his LTIP Agreements. Mr. Abbott's employment agreement has been amended as follows: (1) on May 11, 2010 to extend the term of his employment until December 31, 2012 and to increase Mr. Abbott's annual salary to $687,000, (2) on March 1, 2012 to increase his annual salary to $767,000 and increase the target of his annual performance bonus to 70% and (3) on February 12, 2015 to extend the term of his employment until December 31, 2016 and, effective March 2014, to increase Mr. Abbott's salary to $872,000, target of his annual performance bonus to 80% and LTIP target to 85%.

        Under the employment agreement, Mr. Abbott may not compete with the Company during the term of his employment. Additionally, for the one-year period following his termination of employment for any reason, Mr. Abbott may not employ any person who is working for the Company as an officer, policymaker or in a high-level creative, development or distribution position at the date of termination of Mr. Abbott's employment.

  Employment Agreement with Edward Georger

        On January 1, 2014, the Company entered into an employment agreement with Edward Georger that provided for his employment as Executive Vice President, Advertising Sales and Digital Media through December 31, 2015. The employment agreement provided for an annual base salary of $569,387. In addition to the salary, Mr. Georger will receive an annual performance bonus determined by the Compensation Committee conditioned on the Company's achievement of certain financial goals. (See details pertaining to annual performance bonus above under heading "Compensation Discussion and Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus".) Annual base salary and annual performance bonus target percentage are considered for an increase in March of each year of the term of employment. Effective March 2015, Mr. Georger's base salary is $601,131.

        Mr. Georger's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement described above.

  Employment Agreement with Andrew Rooke

        On February 28, 2011, the Company and Mr. Rooke entered into an employment agreement that provided for his employment as Executive Vice President and Chief Financial Officer, with a term through December 31, 2012. The employment agreement provided for an annual base salary of $410,000. In addition to the salary, the employment agreement included an annual performance bonus at a target rate of 25% of his annual salary conditioned on the Company's achievement of certain financial goals. (See details pertaining to annual performance bonus above under heading "Compensation Discussion and Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus".) Mr. Rooke's employment agreement was amended as of January 1, 2013 to extend the term through December 31, 2014, increase his annual base salary to $465,000 and increase each of annual performance bonus and LTIP Award target to 50% of his annual base salary. Annual base salary and annual performance bonus target percentage are considered for an increase in March of each year of the term of employment. Effective March 2015, Mr. Rooke's base salary is $520,000.

        Mr. Rooke's employment agreement contained identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement described above.

  Employment Agreement with Charles L. Stanford

        On August 8, 2006, the Company entered into an employment agreement with Mr. Stanford that provided for his employment as Executive Vice President and General Counsel, which was amended on January 29, 2008 and May 3, 2010. On January 1, 2012, the Company entered into a new employment agreement with Mr. Stanford which replaced the employment agreement described above. The new employment agreement extended the term of his employment through December 31, 2013, which was extended again through December 31, 2015 by an amendment dated January 1, 2014. Mr. Stanford is entitled to receive a bonus each year of no less than 30% of his base salary, conditioned on the Company's achievement of certain financial goals. (See details pertaining to annual performance bonus above under heading "Compensation Discussion and Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus".) Annual base salary and annual performance bonus target percentage are considered for an increase annually in March of each year of the term of employment. Effective March 2015, Mr. Stanford's base salary is $588,350.

        Mr. Stanford's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement described above.

  Employment Agreement with Michelle Vicary

        On January 1, 2012, the Company and Ms. Vicary entered into an employment agreement that provided for her employment as Executive Vice President, Programming with a term through December 31, 2013. The employment agreement provided for an annual base salary of $300,000. In addition to the salary, Ms. Vicary will receive an annual performance bonus determined by the Compensation Committee conditioned on the Company's achievement of certain financial goals. (See details pertaining to annual performance bonus above under heading "Compensation Discussion and Analysis—Elements of Executive Compensation Packages—Annual Performance Bonus".) Ms. Vicary's employment agreement was amended as of January 1, 2014 to extend the term through December 31, 2016, increase her annual base salary to $450,000 and to change her title to Executive Vice President, Programming and Network Publicity. Annual base salary and annual performance bonus target percentage are considered for an increase in March of each year of the term of employment. Effective March 2015, Ms. Vicary's base salary is $463,050.

        Ms. Vicary's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Abbott's employment agreement described above.

Potential Payments Upon Termination or Change-in-Control

  Employment Agreements

        In our employment agreements with each of our Named Executive Officers, if his or her employment is terminated other than for death, disability or cause prior to the expiration of the employment agreement, the following will be paid by the Company:

  •
  twelve months base salary, paid in a lump sum and discounted at prime rate to present value at the time of payment;

  •
  pro rata annual bonus through the termination date;

  •
  any amounts payable under the LTIP Agreements;

  •
  vested ERISA benefits, such as those under the 401(k) plan; and

  •
  benefits that may be required by law, such as those under COBRA.

        In the event of termination for the reason stated above, the Named Executive Officer has no obligation to seek comparable employment and, if the executive accepts employment during the severance period, there will be no offset by the Company against the amounts paid for termination. Additionally, the non-competition provision in the employment agreements will not apply from the termination date.

        If a Named Executive Officer's employment is terminated as a result of death, disability or for cause, the following will be paid by the Company:

  •
  salary through the later of (i) expiration date of the 5 business days after the event which triggered the termination or (ii) end of the month in which the triggering event occurred;

  •
  any amounts payable under the LTIP Agreements;

  •
  vested ERISA benefits, such as those under the 401(k) plan; and

  •
  benefits that may be required by law, such as those under COBRA.

  LTIP Agreements

        In the case of involuntary termination of employment without cause on or after the one year anniversary date of the LTIP Agreement or an executive's death or disability, with respect to Employment Awards, a pro rata portion will vest immediately and, with respect to Performance Awards, a pro rata portion will vest and be settled at the end of the performance period as if the executive had not been terminated. In the case of change in control of the Company and involuntary termination of employment without cause arising as a result thereof, an Employment Award will vest in its entirety immediately and a Performance Award will vest as if all performance goals had been achieved at target levels. Except for the occurrence of termination events described above, outstanding LTIP Awards will generally expire upon termination of employment.

        The pro rata percentage will be calculated by taking the number of days an executive was employed by the Company commencing with the date of the LTIP Agreement divided by the total number of days, commencing with the date of the applicable LTIP Agreement and concluding with the applicable scheduled vesting date set forth in the applicable LTIP Agreement. In the case of change in control of the Company and involuntary termination of employment arising as a result thereof, Employment Award will vest in its entirety immediately and Performance Award will vest in its entirety as if all performance goals have been achieved at target levels.

  Summary of Potential Termination or Change-in-Control Payments

        The table below reflects the dollar amount of compensation to each Named Executive Officer who is employed by the Company as of the date of this Proxy Statement in the event of termination of such individual's employment prior to the expiration of the employment agreements. The amounts shown assume that the termination was effective December 31, 2014.

WILLIAM ABBOTT

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/14($)	Termination for Cause on 12/31/14($)	Involuntary Termination without Cause on 12/31/14($)	Retirement at "Normal Retirement Age" on 12/31/14($)	Disability on 12/31/14($)	Death on 12/31/14($)
Compensation:
Salary(1)	—	—	845,000	—	—	—
Bonus(2)	—	—	1,061,630	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	606,546	—	—	—
Deferred Compensation Plan(4)	1,376,342	1,376,342	1,376,342	1,376,342	1,376,342	1,376,342
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	110,400	110,400	110,400	110,400	110,400	110,400

EDWARD GEORGER

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/14($)	Termination for Cause on 12/31/14($)	Involuntary Termination without Cause on 12/31/14($)	Retirement at "Normal Retirement Age" on 12/31/14($)	Disability on 12/31/14($)	Death on 12/31/14($)
Compensation:
Salary(1)	—	—	586,470	—	—	—
Bonus(2)	—	—	601,748	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	365,723	—	—	—
Deferred Compensation Plan(4)	608,933	608,933	608,933	608,933	608,933	608,933
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	77,818	77,818	77,818	77,818	77,818	77,818

ANDREW ROOKE

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/14($)	Termination for Cause on 12/31/14($)	Involuntary Termination without Cause on 12/31/14($)	Retirement at "Normal Retirement Age" on 12/31/14($)	Disability on 12/31/14($)	Death on 12/31/14($)
Compensation:
Salary(1)	—	—	—	—	—	—
Bonus(2)	—	—	408,158	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	191,050	—	—	—
Deferred Compensation Plan(4)	—	—	—	—	—	—
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	56,912	56,912	56,912	56,912	56,912	56,912

CHARLES L. STANFORD

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/14($)	Termination for Cause on 12/31/14($)	Involuntary Termination without Cause on 12/31/14($)	Retirement at "Normal Retirement Age" on 12/31/14($)	Disability on 12/31/14($)	Death on 12/31/14($)
Compensation:
Salary(1)	—	—	574,000	—	—	—
Bonus(2)	—	—	391,172	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	244,085	—	—	—
Deferred Compensation Plan(4)	—	—	—	—	—	—
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	70,171	70,171	70,171	70,171	70,171	70,171

MICHELLE VICARY

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/14($)	Termination for Cause on 12/31/14($)	Involuntary Termination without Cause on 12/31/14($)	Retirement at "Normal Retirement Age" on 12/31/14($)	Disability on 12/31/14($)	Death on 12/31/14($)
Compensation:
Salary(1)	—	—	450,000	—	—	—
Bonus(2)	—	—	260,500	—	—	—
Incentives and Benefits:
LTIP(3)	—	—	133,262	—	—	—
Deferred Compensation Plan(4)	—	—	—	—	—	—
Life Insurance Benefits(5)	—	—	—	—	—	200,000
Unused Vacation and Personal Time Pay	59,713	59,713	59,713	59,713	59,713	59,713

(1)
Twelve month base salary pursuant to the employment agreements.

(2)
Actual amount of Annual Performance Bonus earned in 2014 and paid in 2015.

(3)
LTIP Awards which would have vested and settled pursuant to the 2012 and 2013 LTIP Agreements.

(4)
Balance of deferred compensation plus accrued interest.

(5)
Proceeds payable to Named Executive Officer's beneficiaries upon his or her death.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon a review of Forms 3 and 4, and amendments thereto furnished to the Company by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all Securities and Exchange Commission stock ownership reports required to be filed by those reporting persons during 2014 were made timely.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of April 23, 2015, with respect to beneficial ownership of our Class A Common Stock by each of the Named Executive Officers listed in the 2014 Summary Compensation Table, each director, each director nominee, each holder of more than 5% of either class, and all current directors and executive officers as a group.

        Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them. The percentage of beneficial ownership is based on 359,675,936 shares of our Class A Common Stock outstanding as of April 23, 2015.

 Amount of Nature of Beneficial Ownership(1)

	Class A Common Stock	% of Class	% of Total Voting Power
Name and Address of Beneficial Owner 5% Stockholders:
Hallmark Cards, Incorporated(2) 2501 McGee Street, Kansas City, MO 64108	324,885,516	90.3%	90.3%
Directors, Director Nominees and Named Executive Officers:
William Abbott	4,000	*	*
Dwight C. Arn	0	*	*
Robert C. Bloss	0	*	*
William Cella	5,970	*	*
Glenn Curtis	0	*	*
Steve Doyal	1,500	*	*
Brian E. Gardner	0	*	*
Edward Georger	3,400	*	*
Herbert A. Granath	0	*	*
Timothy Griffith	0	*	*
Donald J. Hall, Jr.(3)	324,888,019	90.3%	90.3%
A. Drue Jennings	0	*	*
Peter A. Lund	0	*	*
Brad R. Moore	0	*	*
Andrew Rooke	62,700	*	*
Charles L. Stanford	18,750	*	*
Deanne R. Stedem	1,000	*	*
Michelle Vicary	0	*	*
All current directors and executive officers as a group (22 persons)	325,077,631	90.3%	90.3%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship, or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days from April 23, 2015. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which the person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of April 23, 2015 by the person indicated and shares underlying options owned by such person on April 23, 2015 that were exercisable within 60 days of that date.

(2)
Based on a Schedule 13D/A filed on June 24, 2013 jointly by Hallmark Cards, Incorporated, H. A., LLC, HMK Holdings, Inc., HCC, Hallmark Cards GmbH and Blue Holding Company, Hallmark Cards indirectly holds 324,885,516 shares, including (a) 284,885,516 shares held by HCC and (b) 40,000,000 shares held by Hallmark Cards GmbH.

(3)
Includes 2,500 shares of Class A Common Stock beneficially owned directly by Donald J. Hall, Jr. Mr. Hall, may also be deemed to be an indirect beneficial owner of the shares beneficially owned by Hallmark Cards because Mr. Hall is a co-trustee of a voting trust which controls all of the voting securities of Hallmark Cards and he is Vice Chairman of the board of directors, Chief Executive Officer and President of Hallmark Cards. Mr. Hall disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following summary descriptions of agreements to which we are a party are qualified in their entirety by reference to the agreement to which each summary description relates, each of which we have filed with the SEC. Capitalized terms used in this section and not defined shall have the same meanings as set forth in the agreements described herein. The term "Common Stock" refers to our Class A common stock, unless the context requires otherwise. As part of the Recapitalization, each outstanding share of Class B common stock was reclassified as a share of Class A common stock and the Class B common stock was eliminated.

Policies and procedures for the review, approval or ratification of transactions with related persons

        The Audit Committee, under its charter, has been delegated by the Board the authority to review and approve related party transactions. To seek approval of marketing-related transactions with Hallmark Cards, which holds approximately 90.3% of our outstanding shares of Common Stock, management begins by providing the Audit Committee a summary of the transactions, together with researched data which supports management's decision in selecting Hallmark Cards as a commercially reasonable and cost effective partner for such marketing activities. At its meetings, the Audit Committee discusses the appropriateness of the transaction for the Company and renders a decision. For efficiency purposes, the Audit Committee has asked management to seek approval only if a transaction involves a financial commitment on the part of the Company that is greater than $5,000 per transaction. Notwithstanding the foregoing, management seeks approval of transactions surrounding major holiday campaigns (for example, Valentine's Day, Mother's Day and Christmas) regardless of the monetary value involved. These practices and corporate governance principles are reflected in minutes and are not otherwise the subject of written policies or procedures.

        To seek approval of certain related-party transactions, management begins by providing a summary of the transaction and any documents that are necessary for the independent directors to review and approve the transactions. Such directors then conduct a meeting (or multiple meetings, if necessary) to discuss the appropriateness of the transactions for the Company and render their decision. In certain cases, the Board may form a special committee of directors who are independent of the transaction at hand and delegate authority to such committee to review and approve the transaction. Generally, such special committee would have authority to retain financial advisors and legal counsel who advise the committee on matters relating to the transaction.

Federal and State Tax Sharing Agreements

        On March 11, 2003, we became a member of Hallmark Cards consolidated federal tax group and entered into a federal tax sharing agreement with Hallmark Cards (the "Tax Sharing Agreement"). Until the Federal Tax Deconsolidation described below, Hallmark Cards included us in its consolidated federal income tax returns. Accordingly, Hallmark Cards benefited from past tax losses. Based on the original Tax Sharing Agreement, Hallmark Cards paid us all of the benefits realized by Hallmark Cards as a result of consolidation, 75% in cash on a quarterly basis and the balance when we became a taxpayer. Under that Tax Sharing Agreement, at Hallmark Cards' option, this 25% balance could be applied as an offset against any amounts we owed to any member of the Hallmark Cards consolidated group under any loan, line of credit or other payable, subject to any limitations under any loan indentures or contracts restricting such offsets.

        In connection with the Recapitalization, the Tax Sharing Agreement was amended, effective as of January 1, 2010. Since May 9, 2000, we have been included in certain combined state income tax returns of Hallmark Cards or HEH. Consequently, we entered into a state tax sharing agreement with HEH. Under the state tax sharing agreement, Hallmark Cards (as successor to HEH) and we file consolidated, combined or unitary state tax returns. We make tax-sharing payments to (or receives payments from) Hallmark Cards equal to the taxes (or tax refunds) that we would pay (or receive) if we filed on a stand-alone basis. Such payments are computed based on our taxable income (loss) and other tax items beginning the day following the May 9, 2000, reorganization.

Federal Tax Deconsolidation

        On October 31, 2012, pursuant to an agreement dated October 29, 2012, Hallmark Cards caused 40 million shares of our Common Stock to be transferred from HCC to a German subsidiary of Hallmark Cards, which is not part of Hallmark Cards' consolidated federal tax group, reducing the ownership of Hallmark Cards' consolidated federal tax group from 90.3% to 79.2%. As a result of such transfer, we are no longer part of the Hallmark Cards' consolidated federal tax group for federal income tax purposes.

        As required pursuant to the Stockholders Agreement, the German subsidiary executed a joinder agreement thereby becoming a party to the Stockholders Agreement. As a condition of the Federal Tax Deconsolidation, we agreed that consistent with the terms of the Stockholders Agreement, we will not impede future transfers of the 40 million shares back to an affiliate of Hallmark Cards. Further, we agreed that if any taxing authority determines that the Federal Tax Deconsolidation did not result in us no longer being a member of the Hallmark Cards' consolidated federal tax group, then the Tax Sharing Agreement will be deemed to have been continuously in effect.

        The Federal Tax Deconsolidation enabled us to access $692.0 million of net operating losses we incurred prior to March 11, 2003 (the "NOLs"), the date we became part of Hallmark Cards' consolidated federal tax group. Because of limitations in the Internal Revenue Code, Hallmark Cards' consolidated federal tax group was restricted in its ability to utilize these NOLs. As a separate company taxpayer, we will be limited in the use of the NOLs only by our ability to generate sufficient future taxable income.

        In September 2012, we obtained a private letter ruling from the Internal Revenue Service in support of our position that as a result of the Federal Tax Deconsolidation, we would no longer be part of Hallmark Cards' consolidated federal tax group and the restrictions on its ability to utilize the NOLs will no longer apply.

Intercompany Services Agreement with Hallmark Cards

        Hallmark Cards provides us with tax, risk management, health safety, environmental, insurance, legal, treasury, human resources, cash management and real estate consulting services. In exchange, we are obligated to pay Hallmark Cards a fee, plus out-of-pocket expenses and third party fees, in arrears on the last business day of each quarter.

Lease Guarantees with Hallmark Cards

        Lease Guarantee—California.    On February 24, 2010, we executed a letter of credit/guaranty commitment with respect to a certain lease agreement with 12700 Investments, Ltd. for the office space at 12700 Ventura Boulevard, Studio City, California. The landlord required that Crown Media United States, the entity which executed the lease, provide a letter of credit of $1.6 million securing certain obligations of Crown Media United States. Consequently, Hallmark Cards agreed to guarantee the issuer of such letter of credit against any loss thereon pursuant to the guaranty. As an inducement for Hallmark Cards to issue the guaranty, Crown Media United States agreed to pay Hallmark Cards a fee which equals 0.75% per annum of the outstanding letter of credit obligation. Additionally, in the event that Hallmark Cards is required to pay any amount under the guaranty, Crown Media United States must reimburse Hallmark Cards for any such amount plus any fees and charges associated with making such payment, any interest applicable to such amount and any costs and expenses of Hallmark Cards in connection with protecting its rights under the guaranty.

        Lease Guarantee—New York.    On September 2, 2008, Hallmark Cards issued a guaranty for the benefit of Crown Media United States, which guaranty pertains to a lease agreement with Paramount Group, Inc. for the office space at 1325 Avenue of the Americas, New York, New York. As a condition to executing the lease agreement, the landlord required Hallmark Cards to guaranty all obligations of Crown Media United States under the lease agreement. As an inducement for Hallmark Cards to issue the guaranty, Crown Media United States paid Hallmark Cards a fee which equals 0.28% per annum of the outstanding obligation under the lease agreement. Additionally, in the event that Hallmark Cards is required to pay any amount under the guaranty, Crown Media United States must reimburse Hallmark Cards for any such amount plus any fees and charges associated with making such payment, any interest applicable to such amount and any costs and expenses of Hallmark Cards in connection with protecting its rights under the guaranty.

Hallmark Hall of Fame Agreements

        In 2008, Crown Media United States entered into an agreement with Hallmark Hall of Fame Productions, LLC for the exclusive television license of 58 "Hallmark Hall of Fame" movies, consisting of 16 contemporary Hallmark Hall of Fame titles (i.e., produced from 2003 to 2008) and 42 older titles, for exhibition on Hallmark Channel and Hallmark Movies and Mysteries. These titles are licensed for ten year windows, with windows commencing at various times between 2007 and 2010, depending on availability. The total license fee for these movies is $17.2 million and is payable in equal monthly installments over the various ten-year exhibition windows.

        In 2011 Crown Media United States entered into an additional agreement with Hallmark Hall of Fame Productions, LLC for the exclusive television license of 16 "Hallmark Hall of Fame" movies produced from 2009 through 2014, for exhibition on Hallmark Channel and Hallmark Movies and Mysteries. These titles are licensed for ten year windows, with windows commencing at various times between 2011 and 2014, depending on availability. The total license fee for these movies is $10.0 million and is payable in equal monthly installments over the various ten-year exhibition windows.

        Effective October 1, 2014, Crown Media United States entered into an additional agreement with Hallmark Hall of Fame Productions, LLC for the exclusive television license of "Hallmark Hall of Fame" movies produced from 2014 through 2016, for exhibition on Hallmark Channel and Hallmark Movies & Mysteries. These titles are licensed for ten-year windows, with windows commencing at times as agreed to by the parties. The license fee for these movies is $660,000 per movie and is payable in equal yearly installments over the license term.

Hallmark Hall of Fame Production and License Agreement

        On July 6, 2011, we entered into an agreement with Hallmark Cards whereby Hallmark Cards purchased advertising time from us and provided us one-week, limited play licenses for each of six new "Hallmark Hall of Fame" two-hour movies produced by Hallmark Cards over the two-year contract term. We recognized total advertising revenue of approximately $4.4 million as we fulfilled our advertising obligation to Hallmark Cards. As of December 31, 2013, all of such movies have aired on Hallmark Channel.

        Effective July 6, 2013, we and Hallmark Cards extended the July 6, 2011 agreement for another year, whereby Hallmark Cards purchased advertising time from us and provided one-week, limited play licenses for each of two new "Hallmark Hall of Fame" two-hour movies produced by Hallmark Cards and up to two additional Hallmark Hall of Fame movies premiered in a previous year. We recognized advertising revenue of approximately $2.1 million as we fulfilled our advertising obligation to Hallmark Cards. As of December 31, 2014, four movies have aired on Hallmark Channel.

        Effective September 12, 2014, we entered into an agreement with Hallmark Cards whereby Hallmark Cards has and will continue to purchase advertising time from us and provide to us exclusive premier rights to the two new "Hallmark Hall of Fame" two-hour movies, which have and will be produced over the next year. Additionally, we have and will continue to have exclusive rights to broadcast two "Hallmark Hall of Fame" two-hour movies, which have premiered in a previous year. We will receive a total payment from Hallmark Cards of $3.0 million under this agreement in connection with Hallmark Cards' advertising on Hallmark Channel. We recognized advertising revenue of approximately $2.6 million as we fulfilled our advertising obligations to Hallmark Cards. As of December 31, 2014, two movies have aired on Hallmark Channel.

Northpole

        We produced Northpole, a Hallmark Channel original holiday movie, which premiered during the 2014 holiday season. It was the first full-length, two-hour original holiday movie by Hallmark Channel based on Hallmark Cards' intellectual property. Costs related to this movie have been capitalized and are included in long term programming rights on the condensed consolidated balance sheet. The Company recognized $900,000 of licensing revenue related to this agreement.

Northpole II

        We are producing Northpole II, a Hallmark Channel original holiday movie, which will premier during the 2015 holiday season. It will be the second full-length, two-hour original holiday movie by Hallmark Channel based on Hallmark Cards' intellectual property. Certain costs related to this movie have been capitalized and are included in long term programming rights on the condensed consolidated balance sheet. We anticipate similar agreements in the future.

hoops & yoyo and Jingle Pup

        During November and December of 2009 and February of 2010, hoops & yoyo, popular animated characters created and owned by Hallmark Cards, hosted certain of our original movies airing on Hallmark Channel. The characters appeared intermittently during the airing of the movies to provide commentaries and narratives pertinent to the movies. Hallmark Cards provided the content and we did not pay a license fee to Hallmark Cards for such content.

        During the holiday season in 2011, Jingle Pup and hoops & yoyo animated specials, each of which is 30-minutes in length, aired on Hallmark Channel. The license term for Jingle Pup is from November 2011 through December 2020 and the term for hoops & yoyo is from December 2011 through December 2016. We entered into license agreements with Hallmark Cards for two animated specials, hoops & yoyo Haunted Halloween and Jingle & Bell's Christmas Star, which aired in 2012. The license term for hoops & yoyo Haunted Halloween and Jingle & Bell's Christmas Star is from 2012 through 2016 and from 2012 through 2021, respectively.

Stockholders Agreement

        Pursuant to the Recapitalization, we entered into the Stockholders Agreement with Hallmark Cards and HCC, which provides for, among other things, the following.

  Co-sale provisions:

        Through December 31, 2013, HCC was restricted from selling or transferring its Common Stock to a third party except for certain enumerated sales and transfers.

        From and after January 1, 2014 until the earlier of December 31, 2020, or such time as Hallmark Cards and its controlled affiliates no longer beneficially own a majority of our Common Stock, HCC will not sell or transfer, in one or a series of related transactions, a majority of our outstanding shares of Common Stock to a third party, unless (x) in a Permitted Transfer (as defined below), (y) with the prior approval of a special committee of our Board of Directors or (z) all stockholders unaffiliated with Hallmark Cards will at Hallmark Card's option be entitled to either participate in such transaction on the same terms as HCC or receive cash consideration equivalent in value to the highest consideration per share of our Common Stock received by HCC in connection with such transaction.

        "Permitted Transfer" means any sale or transfer by HCC of its common stock to an affiliate of Hallmark Cards or pursuant to a bona fide pledge of the shares to a lender that is not an affiliate of Hallmark Cards.

  Subscription rights:

        Except as otherwise set forth below, any time we propose to issue equity securities of any kind, including any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities ("Proposed Securities"), we will

            (i)  give written notice setting forth in reasonable detail (w) the designation and all of the terms and provisions of the Proposed Securities, including the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity, (x) the price and other terms of the proposed sale of such securities, (y) the amount of such securities proposed to be issued, and (z) such other information as HCC reasonably requests in order to evaluate the proposed issuance; and

           (ii)  offer to issue to HCC or its affiliate a portion of the Proposed Securities equal to a percentage (the "Fully Diluted Ownership Percentage") determined by dividing (x) the number of shares owned by HCC and its affiliates immediately prior to the issuance of the Proposed Securities by (y) the total number of shares of our Common Stock then outstanding, including for purposes of this calculation all shares outstanding on a fully diluted basis.

        If the Proposed Securities are to be issued to our employees or our affiliates' employees as compensation with the approval of our Board of Directors (the "Employee Proposed Securities"), we must comply with the following:

            (i)  If the Employee Proposed Securities are shares of capital stock, subject to vesting or other similar conditions ("Restricted Stock"), then HCC and, if applicable, its affiliates have the right to purchase capital stock of the same class as the Restricted Stock but which is not subject to vesting or other similar conditions. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of Restricted Stock to be issued multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is 100% minus the Fully Diluted Ownership Percentage. The purchase price for such securities will be the fair market value of the Restricted Stock on the date of issuance.

           (ii)  If the Employee Proposed Securities are options to acquire our capital stock, then the issuance of the Proposed Securities will be deemed to occur upon the exercise of the options and not upon the issuance of the options, and HCC and, if applicable, its affiliates, will have the right to purchase, prior to the expiration of 10 business days after receipt of notice of such exercise from us, capital stock of the same class as the underlying security. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of the underlying security to be issued upon the exercise of such Employee Proposed Securities multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership Percentage. The issuance price will be deemed to be the fair market value of the underlying security on the date of exercise and not the exercise price of the option or right.

        If the Proposed Securities are options or rights to acquire our capital stock but are not Employee Proposed Securities, then the issuance of the Proposed Securities will be deemed to occur upon the exercise of the options or rights and not upon the issuance of the options or rights, and HCC and, if applicable, its affiliates have the right to purchase capital stock of the same class as the underlying security. HCC or its affiliates may purchase up to the number of shares of capital stock equal to the number of shares of the underlying security to be issued upon the exercise of such Proposed Securities multiplied by a fraction, the numerator of which is the Fully Diluted Ownership Percentage and the denominator of which is the quantity 100% minus the Fully Diluted Ownership Percentage. The issuance price will be deemed to be the sum of the purchase price for such options or rights, plus any additional consideration paid upon exercise of such options or rights.

        HCC and, if applicable, its affiliates, must exercise their purchase rights within 10 business days after receipt of such notice from us. Upon the expiration of the offering period, we will be free to sell such Proposed Securities that HCC and its affiliates have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered HCC and its affiliates. The Stockholders Agreement terminates on the earliest of (i) such time as Hallmark Cards and its controlled affiliates cease to hold a majority of the Common Stock, (ii) such time as Hallmark Cards and its affiliates own all of our outstanding Common Stock and (iii) December 31, 2020.

Registration Rights Agreement

        In connection with the Recapitalization, we and HCC are parties to the HCC Registration Rights Agreement relating to the shares of our Common Stock (i) issued to HCC or any joined party in connection with the Mergers, (ii) issuable to HCC upon conversion of the HCC Debt and upon conversion of any Preferred Stock, (iii) acquired by HCC pursuant to its subscription rights as set forth in the Stockholders Agreement and (iv) issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares of our Common Stock referred to in clauses (i)-(iii) (the shares described in clauses (i)-(iv) collectively, the "Registrable Securities"). The HCC Registration Rights Agreement grants (i) three demand registration rights exercisable by the holders of a majority of the Registrable Securities, (ii) three resale shelf demand rights exercisable by holders of a majority of the Registrable Securities and (iii) unlimited piggyback rights. We will bear the expenses of any of these registrations.

Trademark Agreement with Hallmark Cards

        Crown Media United States operates under the benefit of a limited trademark license agreement with Hallmark Licensing, LLC, dated March 27, 2001, which has been extended through the earlier of (i) July 14, 2019 and (ii) the later of (x) the expiration or termination of the Credit Agreement and (y) the redemption of all of the Notes, subject to any earlier termination of such license agreement pursuant to the respective terms of such license agreement. The amended and restated Crown Media United States trademark agreement permits Crown Media United States to name its network service as the "Hallmark Channel." The agreement contains usage standards, which limit certain types of programming and programming content aired on Crown Media United States' network. Crown Media United States also has a similar trademark license agreement with Hallmark Licensing, LLC, which is effective January 1, 2004, and has been extended through the earlier of (i) July 14, 2019 and (ii) the later of (x) the expiration or termination of the Credit Agreement and (y) the redemption of all of the Notes, subject to any earlier termination of such license agreement pursuant to the respective terms of such license agreement, to permit the use of the Hallmark trademark in the name of the "Hallmark Movies and Mysteries."

        Under the agreement, if Hallmark Cards notifies us in writing that it has determined that we have failed to comply with the usage standards set forth in the agreement or have otherwise breached our obligations under the agreement, we are required to stop activity in non-compliance within ten days of that notice or we may be in default of the agreement. We also may be in default if Hallmark Cards delivers such a written notice to us with respect to its standards three or more times in any 12-month period. In addition, there may be a default under the agreement if we fail to make any payments due under loan agreements within five days of the due date, or if we receive an opinion from our auditors that shows that we no longer are a going concern.

        The license agreements can be terminated immediately and without notice if we transfer in any way our rights under the license agreements, if we have an event of default under the agreement or in events of bankruptcy, insolvency or similar proceedings.

        We have accounted for the agreement pursuant to the contractual terms of the arrangement, which is royalty free. Accordingly, no corresponding amounts have been reflected in our Consolidated Balance Sheets or Consolidated Statements of Operations included in this Annual Report on Form 10-K.

Certain Business Relationships and Conflicts of Interest

        Hallmark Cards, through its wholly-owned subsidiaries HCC and Hallmark Cards GmbH holds approximately 90.3% of our outstanding shares of Common Stock. Hallmark Cards' control could discourage others from initiating potential merger, takeover or other change of control transactions that may otherwise be beneficial to our businesses or holders of our Common Stock. As a result, the market price of our Common Stock or our business could suffer.

        Hallmark Cards' control relationship with us also could give rise to conflicts of interest, including

  •
  conflicts between Hallmark Cards, as our controlling stockholder, and our other stockholders, whose interests may differ with respect to, among other things, our strategic direction or significant corporate transactions;

  •
  conflicts related to corporate opportunities that could be pursued by us, on the one hand, or by Hallmark Cards or its other affiliates, on the other hand; or

  •
  conflicts related to existing or new contractual relationships between us, on the one hand, and Hallmark Cards and its affiliates, on the other hand.

        In addition, our directors, who may also be officers or directors of Hallmark Cards or its affiliates, which may create, or create the appearance of, conflicts of interest when those directors are allocating time between the companies and when they are faced with decision that could different implications for Hallmark Cards, including its affiliates, and us. Such directors will have fiduciary duties, including duties of loyalty, to both companies.

        Our certificate of incorporation provides that Hallmark Cards will have no duty to refrain from engaging in activities or lines of business that are the same as or similar to the activities or lines of business in which we engage, and neither Hallmark Cards nor any officer or director of Hallmark Cards, except as provided below, will be liable to us or to our stockholders for breach of any fiduciary duty by reason of any such activities of Hallmark Cards. In the event that Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Hallmark Cards and us, Hallmark Cards will have no duty to communicate or offer that corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of the fact that Hallmark Cards pursues or acquires that corporate opportunity for itself, directs that corporate opportunity to another person, or does not communicate information regarding that corporate opportunity to us.

        In the event that one of our directors or officers who is also a director or officer of Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Hallmark Cards, that director or officer will have fully satisfied his or her fiduciary duty to us and our stockholders with respect to, and we have renounced any interest or expectancy in or being offered an opportunity to participate in, that corporate opportunity if that director or officer acts in a manner consistent with the following policy:

  •
  A business opportunity offered to any person who is one of our officers, and who is also a director but not an officer of Hallmark Cards, will belong to us.

  •
  A business opportunity offered to any person who is one of our directors but not one of our officers, and who is also a director or officer of Hallmark Cards, will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our directors, and otherwise will belong to Hallmark Cards.

  •
  A business opportunity offered to any person who is one of our officers and an officer of Hallmark Cards will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our officers, and otherwise will belong to Hallmark Cards.

  •
  A corporate transaction opportunity will belong to Hallmark Cards and any person who is an officer or director of us and an officer or director of Hallmark Cards shall have no duty to communicate such corporate transaction opportunity to us.

        For purposes of the policy

  •
  a "business opportunity" is any corporate opportunity relating to the operation of a multichannel video programming provider, other than a corporate transaction opportunity;

  •
  a "corporate transaction opportunity" is any corporate opportunity relating to the acquisition by a third party unaffiliated with Hallmark Cards of the Company or of all or a material portion of its equity, debt, assets or voting power; and

  •
  a director who is Chairman of our Board of Directors or Chairman of a committee of our Board of Directors will not be deemed to be one of our officers by reason of holding that position, unless that person is one of our full-time employees.

The foregoing provisions of our certificate of incorporation will expire on the date that Hallmark Cards ceases to own beneficially Common Stock representing at least 20% of the total voting power of all of our classes of our outstanding capital stock and no person who is one of our directors or officers is also a director or officer of Hallmark Cards or any of its subsidiaries.

AUDIT COMMITTEE

Report of the Audit Committee

        Management is responsible for the Company's internal controls, and the Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with U.S. generally accepted auditing standards and issuing a report on the financial statements. The Audit Committee has general oversight responsibility with respect to these matters. The Audit Committee reviews the results and scope of the audit conducted by the Company's independent auditors.

        The Audit Committee has met and held discussions with our management and independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted auditing standards. The Audit Committee has:

  •
  reviewed and discussed the audited financial statements with management;

  •
  discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board; and

  •
  received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.

        Based on the Audit Committee's review and discussions detailed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:

A. Drue Jennings, Chairman
Herbert Granath
Peter A. Lund

The preceding information under the caption "Report of the Audit Committee" shall be deemed to be "furnished" but not "filed" with the Securities and Exchange Commission.

Pre-Approval Policy and Procedures for Services of Independent Public Accountants

        As part of its duties under the Audit Committee Charter, the Audit Committee annually pre-approves all audit and non-audit services performed by the Company's auditors in order to assure that the auditors are independent from the Company. If a type of service to be provided by the auditors has not been pre-approved during this annual process, the Audit Committee pre-approves such service on a case-by-case basis. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the auditors. All Audit Fees described under "Audit Fees" below were pre-approved by the Company's Audit Committee.

Appointment of Auditors for 2015

        The Audit Committee of our Board engaged KPMG LLP to serve as our independent public accountant for the year ending December 31, 2014. We expect representatives of KPMG LLP to attend the annual meeting, be available to respond to appropriate questions from stockholders and be given an opportunity to speak, if desired.

  Audit Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audits of the Company's annual financial statements for 2013 and 2014:

	Fiscal Year
Type of Fee	2013	2014
Audit Fees(1)	$949,773	$926,767
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	$1,650	$1,650

Total Fees	$951,423	$928,417

(1)
Audit Fees are principally for the audit of our annual financial statements, internal controls over financial reporting, and review of financial statements included in our Forms 10-Q.

(2)
Annual subscription fee for KPMG's Accounting Research Online, an online research tool containing a library of accounting literature.

 SUBMISSION OF STOCKHOLDER PROPOSALS

        The deadline for submitting stockholder proposals under Rule 14a-8, promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), for inclusion in the proxy statement for the next annual meeting is December 24, 2015.

        Our bylaws provide that any stockholder wishing to bring any nomination or other business before an annual meeting must give timely notice in proper written form to the Company Secretary, at 12700 Ventura Boulevard, Suite 200, Studio City, California 91604, not less than 90 days nor earlier than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, to be timely, the stockholder notice must be received not later than the close of business on the 90th day and not earlier than the 120th day prior to such annual meeting, or by the 10th day after public disclosure of the date of the annual meeting. For the Company's 2016 Annual Meeting, notice must be received between February 24, 2016 and March 26, 2016. The notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person's written consent to being named and to serving, if elected, as a director), (b) as to any other business proposed to be brought before the meeting, a brief description of and the reasons for the business, and any material interest of the person bringing the proposal, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of, and the class and number of shares owned by, the stockholder and any beneficial owner.

OTHER BUSINESS

        The Board knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

By Order of the Board of Directors
/s/ BRIAN E. GARDNER BRIAN E. GARDNER Secretary

April 24, 2015

CROWN MEDIA HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 24, 2015

9:30 a.m.

Crown Media Holdings, Inc.

12700 Ventura Boulevard

Suite 200

Studio City, California 91604

PROXY

The Board solicits this proxy for use at the Annual Meeting on June 24, 2015 and any adjournment or postponement thereof.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposal 1 and “FOR” Proposal 2.

By signing the proxy, you revoke all prior proxies and appoint William J. Abbott and Charles Stanford, and each of them, with full power of substitution, to vote all your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

(to be signed and dated on the other side)

The Board Recommends a Vote “FOR” the Board’s nominees.

1. Election of Directors:

☐                   FOR all nominees listed below (except as marked to the contrary below)

☐                   WITHHOLD AUTHORITY to vote for all nominees listed below

William J. Abbott	Dwight C. Arn	Robert C. Bloss	William Cella
Glenn Curtis	Steve Doyal	Brian E. Gardner	Timothy Griffith
Donald Hall, Jr.	A. Drue Jennings	Peter A. Lund	Deanne Stedem

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE’S NAME ON THE LINE IMMEDIATELY BELOW.)

2.	Approval of Chief Executive Officer’s and Other Executive Officers’ Performance-Based Compensation for IRS Section 162(m) purposes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, to vote upon other matters properly coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” PROPOSAL 1 and “FOR” PROPOSAL 2.

Address Change? Mark Box ☐

Indicate changes below:

Dated: , 2015

Signature

Signature if held jointly

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

COMPANY #

CONTROL #

Voting Instructions

There are three ways to vote your Proxy: by telephone, via the Internet or by mail. The telephone and Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and to confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the processes of the bank or broker; therefore you should follow the voting instructions on the form you receive from your bank or broker.

Vote by Telephone

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week by calling 1-866-540-5760. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above). Follow the recorded instructions.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone voting is 11:59 p.m. Pacific Time on June 23, 2015.

Vote Via the Internet

Log on to the Internet and go to the web site http://www.proxyvoting.com/crwn 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above). Follow the instructions provided.

If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you are solely responsible. Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for Internet voting is 11:59 p.m. Pacific Time on June 23, 2015.

Vote by Mail

You can only vote by mail if you request and receive a paper copy of the proxy materials and proxy card. The Notice provides instructions on how to do this and you should make your request by June 10, 2015. You then vote by completing, signing, dating, and returning a proxy card. The proxy card must be received by the close of business on June 23, 2015.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by telephone or the Internet, please do NOT mail your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

QuickLinks

SOLICITATION OF PROXIES
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS
THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
PROPOSAL 2 APPROVAL OF CHIEF EXECUTIVE OFFICER'S AND CERTAIN OTHER EXECUTIVE OFFICERS' PERFORMANCE-BASED COMPENSATION FOR IRS SECTION 162(m) PURPOSES
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Amount of Nature of Beneficial Ownership(1)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER BUSINESS